Report of Ernst & Young LLP, Independent
Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
Federated Institutional Trust:

In planning and performing our audit of
the financial statements of Federated
Government Ultrashort Duration Fund (the
"Fund") (one of the portfolios constituting
Federated Institutional Trust) as of and for the year ended July 31, 2008, in accordance with the standards of the Public Company
Accounting Oversight Board (United
States), we
considered its internal control over
financial reporting, including controls
over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose
of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we
express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and
judgments by management are required to
assess the expected benefits and related costs of controls. A Fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and directors of the Fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of July 31, 2008.

This report is intended solely for the
information and use of management and the Board of Trustees of Federated Institutional
Trust and the Securities and Exchange
Commission
and is not intended to be and should not be used by anyone other than these specified parties.


Ernst & Young LLP

Boston, Massachusetts
September 17, 2008